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                                                             EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

          THIS AGREEMENT ("Agreement") is made as of this 30 day of April 1997 between NYMA, INC. (the "Company" and the "Employer"), and Peter C. Belford (the "Employee").

                                  WITNESSETH:

          WHEREAS, the Employee has heretofore for many years served in an executive capacity with the Company and as a consequence thereof has acquired significant management skills and experience; and

          WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of even date herewith with NYMA Acquisition, Inc. and certain stockholders of the Company pursuant to which NYMA Acquisition, Inc. has merged with and into the company, with the Company being the surviving corporation.

          WHEREAS, the Company desires to continue to employ the Employee as its President, for the term of employment stated herein subject to the conditions hereof; and

          WHEREAS, the Employee is willing and able to undertake employment with the Company subject to the terms and conditions started herein.

          NOW, THEREFORE, the Company and the Employee each agree as follows:

          1. The Company hereby employs the Employee and the Employee accepts continued employment as President, for the company. In such capacity, the Employee shall perform such duties and exercise such powers for the Company and its subsidiaries (if any) as the Chairman of the Board of Directors (the "Chairman"), or his designee, may assign to or vest in him from time to time commensurate with his position, including, without limitation, the duties and services described in attachment Exhibit A. During the period of employment with the Company, the Employee will devote his best efforts to the interest of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the Chairman.

          2. This Agreement shall be for a term of Three (3) years, commencing on the 30th day of April, 1997 and ending on the 29th day of April, 2000, unless the term is terminated earlier in accordance with this Agreement. This Agreement shall be automatically extended from year to year thereafter for additional one (1) year periods under the same terms and conditions, unless either the Company or the Employee notifies the other party, in accordance with this Agreement, no later than six (6) months prior to the expiration of the term of the Agreement, or of any extension thereof, of its intent to terminate the Agreement.

          This Agreement may be terminated (a) by the Company (i) by giving, in accordance with this Agreement, six (6) months notice of such termination, or
(ii) in accordance with Section 11 of this Agreement, or (b) by the Employee giving to the Company, in accordance with this Agreement, six (6) months notice of termination at any time the Agreement is in force. In the event this Agreement

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is terminated by the Company pursuant to Section 2(a)(i) above, the Company hereby undertakes to continue to pay to the Employee his then current base salary during the shorter of the notice period or the remaining term of this Agreement.

          3. While this Agreement is in effect, the Company will pay to the Employee as compensation for this services a base salary of $20,833 per month ($250,000 annualized). Such base salary shall be subject to review annually by the Board of Directors. The Employee shall participate in an executive compensation plan maintained by the Company. The terms, conditions, objectives, and incentive amount shall be communicated in writing annually to the Employee by the Company.

          4. The Company shall reimburse the Employee for all reasonable and necessary expenses, including, but not limited to, travel expenses incurred by him in the performance of his duties under this Agreement. The Company understands that the Employee has no other special or routine expense payments made on his behalf as the date of this Agreement other than the allotment of a monthly car allowance, which shall continue at up to $600 per month during the term hereof.

          5. If the Board of Directors shall determine that Employee is unable to carry out his duties under this Agreement because of a disabling illness or injury, other than any illness or injury resulting from chronic alcoholism or drug dependence (as provided in Section 11 of this Agreement), compensation during such disability period shall be paid as specified in any relevant written employment/benefit policies and procedures of the Company as may be in effect from time to time.

          6. The Employee will be entitled to paid holidays and vacation as specified by local Company practice and policy, except that the Employee shall be granted the maximum amount of actual leave/vacation offered to employees by the company.

          7. The Employee shall not at any time, either during or after termination of employment of the Company, disclose in any manner any Inventions or Confidential Information (as defined below), or any financial, marketing, or trading information relating to the Company or any of its Affiliates (unless ordered to do so by the Company or a court of competent jurisdiction), until such information becomes generally known, so long as such information does not become generally known as a result of a breach of this Agreement by the Employee. The Employee further agrees not to make copies of such Confidential Information except in the scope of this employment, and upon termination of this employment or upon earlier request of the Company shall return or deliver to the company all tangible forms of such Confidential Information in his possession or control, including but not limited to drawings, specifications, documents, records, computer media, devices, models, or any other material and copies or reproductions thereof.

          The term "Inventions" means designs, trademarks, discoveries, formulae, processes, manufacturing techniques, trade secrets, invention, improvement, ideas or copyrightable works, including all rights to obtain, register, perfect and enforce these proprietary interests.

          The term "Confidential Information" means information of a proprietary, secret or confidential nature pertaining to any aspects of the business of the Company or its Affiliates or its customers or suppliers, where of a technical nature or otherwise. The Employee recognizes and acknowledges that the list of the Company's customers and prospects, as it may exist from time to time,

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is a valuable, special and unique asset of the Company's business. As such, the Employee will not, during or after the term of his employment, disclose the list of the Company's customers and prospects or any part thereof to any person, firm, corporation, association, or other entity for any reasons or purpose whatsoever. In the event of a breach or threatened breach by the Employee of this paragraph, the Company shall be entitled to an injunction restraining the Employee from such disclosure.

          8. The Employee agrees that, during the term of this employment, he will not solicit or encourage any employee of the Company to either terminate his employment with the Company or to accept employment with any other employer with whom the Employee might become affiliated subsequent to his termination.

          9. The Employee agrees that during his employment, he shall not be engaged or involved in any business in any capacity, other than the business of the Company and its subsidiaries, except with the express prior written consent of the Company.

          10. The Employee shall disclose to the Company any improvements, discoveries, inventions, or secret processes made, discovered or developed by the Employee, either solely or jointly with others, while the Employee works for the Company, and which improvements, discoveries, inventions or secret processes in any affect or relate to the business of the Company or its subsidiaries. Any such improvements, discoveries, inventions or secret processes shall be the sole and exclusive property of the Company.

          The Employee further agrees to perform, during or after termination of his employment, all acts deemed necessary or desirable by the company to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world of any Inventions assigned to the Company as set forth above. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. In order to achieve such ends, the Employee appoints the Company as his attorney in fact with full power and authority to do and perform all matters and things necessary to accomplish such actions. The Company may appoint, remove at will or substitute any person as attorney in fact for the Employee.

          11. Notwithstanding the provisions of Section 2 of this Agreement, the employment of the Employee may also be terminated (a) on the death of the Employee; or (b) for cause (as defined below). Termination for cause under this Section shall be effective as of the date of the Company gives notice to the Employee in accordance with this Agreement. Termination for cause shall be generally limited to the following acts by, or conditions with respect to, the Employee, as shall be determined by the Board of Directors, acting in their reasonable discretion:

               a.   chronic alcoholism;

               b.   drug addiction;

               c.   conviction for commission of a felony;

               d. fraud or dishonesty for material personal gain at the expense of Company or its Affiliates; or

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               e.   committing acts amounting to gross negligence of willful
misconduct to the detriment of the Company or its Affiliates.

          In the case of events (a) or (b) above, the Company, as a severance payment, shall continue to pay the Employee for a period of three (3) months following such termination at his monthly salary then in effect.

          12. The Employee shall be entitled to participate in all benefit plans in effect from time to time at the Company (a) for which he qualifies or
(b) for which he could qualify in due course, at such time as he does so qualify. The Company reserves the right to discontinue or to amend such plans to conform to legal requirements or for other reasons, as determined by the Company to be in the best interest of the business.

          13. Upon termination of his employment, the Employee shall immediately resign any directorships, offices or other positions which he may hold in the Company or any of its Affiliates.

          14. For a period of (a) three (3) years following the date the Employee gave notice during the initial term of this Agreement in Accordance with Section 2(b); (b) six (6) months following the date the Company gave notice in Accordance with this Agreement Section 2(a)(i); (c) three (3) months following the date the company gave notice in Accordance with this Agreement with this Agreement Section 1l(a) and 1l(b) or (d); one (1) month following the date the Company gave notice in Accordance with this Agreement Section 11(c), 11(d) or 11(e); employee shall not, without the express prior written consent of the Company, directly or indirectly, anywhere in the United States, whether for himself or for any other person or entity, and whether as a proprietor, principal, shareholder (other than the holder of not more than five percent (5%) of the stock of a corporation), lender, partner, agent director, officer, employee, consultant, independent contractor, joint venturer or any other capacity whatsoever, at any time during the period of time described above, (i) enter into or engage in any business or other enterprise, or render, offer or attempt to render or solicit the rendition of services to, any business, individual or other enterprise, in direct competition with any business which is being engaged in or which is contemplated to be engaged in by the Company or its Affiliates at the date after termination, (ii) solicit for employment or employ to or for the benefit of the Employee or any other person or entity, any employee of the Company or its Affiliates, or (iii) urge, directly or indirectly, any client or referrer of clients, customers, or accounts of the Company or its Affiliates to discontinue, in whole or in part, business with the Company or any Affiliate, as the case may be, or not to do business with the Company or such Affiliate. The term "Affiliate" means any person or entity, directly or indirectly, controlled by or under common control with the Company.

          15. This Agreement sets forth the entire understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior (but not contemporaneous) agreements, commitments, representations writing and discussions between them; and neither of the parties shall be bound by any obligations, conditions, warranties or representations, with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by the proper and duly authorized representative of the party to be bound hereby.

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          16.   All notices, approvals, consents, requests or demands required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given when deposited in the mail, registered or certified, postage prepaid, and addressed to the party entitled to receive such notice at the following address or other such addressed as the parties may subsequently designate:

          The Company/Employer:    NYMA, Inc.
                                   7501 Greenway Center Drive
                                   Suite 1200
                                   Greenbelt, MD 20770

          with a copy to:          FDC Technologies, Inc.
                                   4800 Hampton Lane
                                   Bethesda, MD 20814

          The Employee:            Peter C. Belford
                                   8312 Turnberry Court
                                   Potomac, MD 20854

If notice is given by any other method, it shall be deemed effective when the written notice is actually received.

          17. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of any party at any time to insist upon performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way effect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any subsequent breach.

          18. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

          19. Each party hereto irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought only in the County of Montgomery, State of Maryland.

          20. The Prevailing party in any action to interpret or enforce this Agreement shall receive its costs and expenses (including, without limitation, reasonable attorney's fees) from the losing party in such action.

          21. This Agreement is binding on the Employee and on the Company and its successors and assigns (whether by assignment, by operation of law or otherwise).

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              /s/ Peter C. Belford
                              ______________________________
                              Peter C. Belford


                              NYMA, INC.



                              By:____________________________

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                                   EXHIBIT A

                               PETER C. BELFORD
                          DUTIES AND RESPONSIBILITIES


Whereas NYMA, Inc. (the "Company") shall operate initially as a subsidiary of FDCT Corp., the Employee shall serve as President of this subsidiary and be responsible and accountable for:

          - Financial management of the Company, including achieving annual objectives for revenue and profit;

          - Complete and satisfactory performance of all contractual obligations of the Company to its customers, teaming partners, subcontractors, and suppliers; Growth of the Company by winning new contracts, direct sales, and other necessary new business activities;

          - Effectively leading and managing the employees of the Company so as to maintain high employee morale, minimize employee turnover and vacant positions, and assure the availability of the skills necessary for the success of Company's business;

          - Working in a cooperative and supportive manner with other parts of FDC Technologies, Inc. and its Affiliates so as to enhance the overall profitability, growth, competitiveness, planning, and image of the Company as well as FDC
               Technologies, Inc. and its Affiliates;

          - Effectively communicating the status, plans, issues, concerns, requirements, risks, accomplishments, and shortcomings of the Company to the senior management of the Company FDC Technologies, Inc.

          - Performing other duties as assigned by the senior management of the Company and FDC Technologies, Inc.

Over time, the Employer may elect to restructure the Company and/or its relationship to FDC Technologies, Inc. Such change may result in changes to the duties and responsibilities of the Employee. Changes in the Employee's duties and responsibilities will be communicated to the Employee in writing as a revision to this EXHIBIT A.

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